Exhibit 99.1
Contact:
Jeff Misakian, Valeant Pharmaceuticals
949.461.6184
VALEANT PHARMACEUTICALS REPORTS
FOURTH QUARTER AND FULL YEAR 2006 RESULTS
— Product Sales Increase 15 Percent in Fourth Quarter; 13 Percent in Year —
     ALISO VIEJO, Calif., February 28, 2007 — Valeant Pharmaceuticals International (NYSE: VRX) today announced fourth quarter and full-year results for 2006 reflecting higher product sales and increased operating profit.
Fourth Quarter 2006 vs. Fourth Quarter 2005 Highlights:
•	Revenues increased 11 percent to $257.4 million compared to $232.2 million.

•	Product sales increased 15 percent to $236.8 million compared to $206.1 million.

•	Ribavirin royalties decreased 21 percent to $20.5 million compared to $26.2 million.

•	Net loss from continuing operations was $22.1 million, or $0.23 per diluted share, compared to $44.8 million, or $0.48 per diluted share.

•	Adjusted for non-GAAP items, income from continuing operations increased 54 percent to $26.0 million, or $0.28 per diluted share, compared to $16.9 million, or $0.18 per diluted share.
     Timothy C. Tyson, president and chief executive officer, said, “We are very pleased to report strong top and bottom line improvements in 2006. We achieved our earnings goal for the year with an increase in adjusted earnings of more than 50 percent. Sales benefited from the addition and launch of important products and continued growth in our promoted brands. We reduced costs significantly in 2006 through our restructuring initiative and through our ongoing efforts to lower expenses. The restructuring saved the company $30 million in 2006 and is expected to save more than $50 million annually in 2007 and beyond. We are confident in our strategy to achieve continued sales growth and improvements in the bottom line through a focus on key products, continued development of our pipeline and the pursuit of opportunities in multiple markets around the world.”

Full Year 2006 vs. 2005 Highlights:
•	Revenues increased 10 percent to $907.2 million compared to $823.9 million.

•	Product sales increased 13 percent to $826.0 million compared to $732.2 million.

•	Ribavirin royalties decreased 11 percent to $81.2 million compared to $91.6 million.

•	Net loss from continuing operations was $64.1 million, or $0.69 per diluted share, compared to $185.8 million, or $2.03 per diluted share.

•	Adjusted for non-GAAP items, income from continuing operations increased 53 percent to $57.7 million, or $0.61 per diluted share, compared to $37.7 million, or $0.40 per diluted share.
Revenues:
     Product sales improvements in the fourth quarter and full year were led by the acquisition of Infergen®, the launch of Zelapar® and growth in key promoted brands, principally Efudex®, Cesamet®, Kinerase®, Mestinon® and Diastat® AcuDial™. Infergen was acquired at the end of 2005 and recorded sales in 2006 of $42.7 million. Excluding Infergen, sales increased 11 percent in the 2006 fourth quarter and seven percent in the 2006 year.
     Promoted products increased 40 percent in the 2006 fourth quarter and 27 percent in the year, compared to the same periods last year. Excluding sales of Infergen, promoted products increased 31 percent and 16 percent in the 2006 fourth quarter and year, respectively.
     The effects of foreign currency exchange increased product sales by $5.5 million in the 2006 fourth quarter and by $7.0 million in the 2006 year. Foreign currency had an unfavorable impact on operating income of $0.8 million in the 2006 fourth quarter and a favorable impact of $0.4 million in the year.
Regional Sales Performance:
     North America product sales increased 42 percent in the 2006 fourth quarter and 32 percent in the year, compared to the same periods last year. Increases in both periods were primarily due to the acquisition of Infergen, new product launches and continued growth in promoted brands, principally Efudex, Cesamet, Kinerase, and Diastat AcuDial. Excluding Infergen, North America sales grew by 28 percent in the 2006 fourth quarter and 14 percent in the year. Efudex sales grew 30 percent in 2006 and were particularly strong in the fourth quarter due to a combination of factors, including the launch at the end of the year of the company’s generic product, changes in wholesaler buying patterns, price increases taken earlier in the year and increased demand.
     Sales in the International region increased five percent in the 2006 fourth quarter and 10 percent in the year, primarily due to increased sales of Bedoyecta™ and MVI®. Sales in Europe, Middle East and Africa (EMEA) grew two percent in the 2006 fourth quarter, but declined slightly in the year. The effects of foreign currency exchange increased EMEA product sales by $5.5 million in the 2006 fourth quarter and $4.6 million in the year. Several promoted products performed well in

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Europe, including Mestinon, Efudex, Solcoseryl™ and Bisocard™. Europe continues to experience government controlled pricing pressures in many markets.
Financial Metrics:
     The company’s gross margin on product sales was 69 percent in 2006, compared to 70 percent in 2005. The decline was primarily due to the write off of inventory and a change in the mix of products that occurred during the year. In addition, the company recorded a $5.2 million charge to cost of goods sold in the 2006 fourth quarter for the transfer of manufacturing technology for Infergen.
     Adjusted for non-GAAP items, selling expense was 32 percent of sales in 2006, compared to 31 percent in 2005. The increase primarily reflects costs for Infergen and product launches during the year. Adjusted for non-GAAP items, general and administrative expense was 12 percent of sales in 2006 versus 15 percent in 2005. The decline reflects reductions in overhead costs resulting from the company’s restructuring initiative.
     Research and development expense was 13 percent of sales in 2006, compared to 16 percent in 2005. The decrease primarily reflects cost control measures and a reduction in clinical trial activity compared to last year. Included in research and development expense in the fourth quarter was a $7.0 million milestone payment related to the development of retigabine.
Recent Developments and Expectations:
     The company expects to continue to grow sales at or above pharmaceutical market growth rates and expects its operating metrics (excluding the impact of stock-based compensation) in 2007 and 2008 to be within the ranges specified in the table below. These metrics are compared to the company’s performance in 2005 and 2006 as follows:

	2005A*	2006A*	2007E*	2008E*
Gross Margin	70%	69%	70-72%	72-75%
Cost of Goods Sold	30%	31%	28-30%	25-28%
Selling Expense	31%	32%	31-33%	28-32%
G & A	15%	12%	11-13%	10-12%
* Includes non-GAAP adjustments. A reconciliation of GAAP to non-GAAP results is provided in Tables 2-4.
Conference Call and Webcast Information:
     Valeant will host a conference call today at 9:00 a.m. EST (6:00 a.m. PST) to discuss its 2006 fourth quarter and year results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 6658657. International callers should dial (706) 679-0845, confirmation code

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6658657. A replay will be available approximately two hours following the conclusion of the conference call through Wednesday, March 7, 2007 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 6658657. The company will also webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a global specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, infectious disease and dermatology. More information about Valeant can be found at www.valeant.com.
     Zelapar, Efudex, Cesamet, Kinerase, Mestinon, Diastat AcuDial, Bedoyecta, Solcoseryl and Bisocard are trademarks or registered trademarks of Valeant Pharmaceuticals International or its related companies. MVI is a registered trademark in Mexico of Valeant Pharmaceuticals International or its related companies. Infergen is a registered trademark of Amgen, Inc., and Valeant Pharmaceuticals North America is the exclusive licensee from Amgen of this mark. All other trademarks are the trademarks or the registered trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS:
     This press release contains forward-looking statements, including, but not limited to, statements regarding expected savings from the company’s restructuring initiative, the company’s strategic focus and anticipated results, and the company’s expected sales, margins, expenses, and earnings. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to projections of future sales, product development and regulatory approval, the execution and success of the company’s restructuring initiative and strategic plans, and other risks and uncertainties discussed in the company’s filings with the SEC. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
NON-GAAP INFORMATION:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, stock-based compensation expense, gains on litigation settlements, and results of discontinued businesses. Management does not consider the excluded items part of day-to-day

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business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business, or, as in the case of stock-based compensation expense, adjusts for this impact since such amounts were not included in comparative periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables Follow
###

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Table 1
Valeant Pharmaceuticals International
Consolidated Condensed Statement of Income
For the Three and Twelve Months Ended December 31, 2006 and 2005

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
	(In thousands, except per share data)
Product sales	$236,833	$206,074	15%	$825,996	$732,240	13%
Ribavirin royalties	20,548	26,152	-21%	81,242	91,646	-11%

Total revenues	257,381	232,226	11%	907,238	823,886	10%

Cost of goods sold (a)	72,315	65,935	10%	256,980	222,358	16%
Selling expenses (a)	66,707	58,925	13%	264,834	232,316	14%
General and administrative expenses (a)	30,847	30,645	1%	117,172	108,252	8%
Research and development costs (a)	32,348	31,679	2%	109,618	114,100	-4%
Acquired in-process research and development (b)	—	47,200		—	173,599	—
Gain on litigation settlement (c)	—	—		(51,550)	—
Restructuring charges (d)	41,494	747	—	138,181	1,253	—
Amortization expense	18,415	21,871	-16%	71,876	68,832	4%
	262,126	257,002	2%	907,111	920,710	-1%

Income (loss) from operations	(4,745)	(24,776)		127	(96,824)

Interest expense, net	(7,439)	(6,663)		(31,116)	(27,157)
Other income (expense), net including translation and exchange	(88)	(729)		1,152	(6,358)

Loss from continuing operations before provision for income taxes and minority interest	(12,272)	(32,168)		(29,837)	(130,339)

Provision for income taxes	9,868	12,811		34,219	55,151
Minority interest	1	(202)		3	287

Loss from continuing operations	(22,141)	(44,777)		(64,059)	(185,777)

Income (loss) from discontinued operations, net	357	1		7,494	(2,366)

Net Loss	$(21,784)	$(44,776)		$(56,565)	$(188,143)

Basic and diluted earnings per common share
Loss from continuing operations	$(0.23)	$(0.48)		$(0.69)	$(2.03)
Discontinued operations, net	—	—		0.08	(0.02)

Net Loss	$(0.23)	$(0.48)		$(0.61)	$(2.05)

Shares used in per share computation	94,274	92,701		93,251	91,696

(a) In 2006 Valeant adopted a new accounting standard FAS 123(R) which requires that the estimated value of employee stock options and stock purchase plans be recorded as an expense. Stock compensation expense in the three months ended December 31, 2006 totaled $4.7 million, consisting of $0.2 million in cost of sales, $1.1 million in selling expenses, $0.4 million in research and development and $3.0 million in general and administrative expenses. In the twelve months ended December 31, 2006 stock compensation expense totaled $21.0 million, consisting of $1.2 million in cost of sales, $3.6 million in selling expenses, $2.5 million in research and development and $13.7 million in general and administrative expenses.
In 2005, Valeant recorded $0.9 million and $3.3 million of stock compensation expense in the three and twelve month periods ended December 31, 2005, respectively.
(b) In-process research and development (IPR&D) charges related to the acquisition of Xcel Pharmaceuticals and Infergen.
(c) Gain on litigation settlement in the year ended December 31, 2006 relates to the settlement of disclosed litigation with Milan Panic, $17.6 million and the Republic of Serbia, $34.0 million.
(d) Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold, the write off of certain information system costs and a portion of the employee severance costs associated with our restructuring plan. The $138.2 million for the year ended December 31, 2006 includes approximately $17.0 million for employee severance benefits associated with the restructuring program.

Table 2
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	December 31, 2006
		Non-GAAP
	GAAP	Adjustments		Adjusted
	(In thousands, except per share data)
Product sales	$236,833	$—		$236,833
Ribavirin royalties	20,548	—		20,548

Total revenues	257,381	—		257,381

Cost of goods sold	72,315	(229)	(a)	72,086
Selling expenses	66,707	(1,122)	(a)	65,585
General and administrative expenses	30,847	(5,327)	(a)(b)	25,520
Research and development costs	32,348	(388)	(a)	31,960
Restructuring charges	41,494	(41,494)	(c)	—
Amortization expense	18,415	(392)	(d)	18,023

	262,126	(48,952)		213,174

Income (loss) from operations	(4,745)	48,952		44,207

Interest expense, net	(7,439)	—		(7,439)
Other expense, net including translation and exchange	(88)	—		(88)

Income (loss) from continuing operations before provision for income taxes and minority interest	(12,272)	48,952		36,680

Provision for income taxes	9,868	771	(e)	10,639
Minority interest	1	—		1

Income (loss) from continuing operations	(22,141)	48,181		26,040

Income from discontinued operations, net	357	—		357

Net Income (loss)	$(21,784)	$48,181		$26,397

Basic earnings per common share
Income (loss) from continuing operations	$(0.23)			$0.28
Discontinued operations, net	—			—

Net Income (loss)	$(0.23)			$0.28

Shares used in per share computation	94,274			94,274

Diluted earnings per common share
Income (loss) from continuing operations	$(0.23)			$0.28
Discontinued operations, net	—			—

Net income (loss)	$(0.23)			$0.28

Shares used in per share computation	94,274			95,879 (f)

(a) Stock-based compensation expense totaling $4.7million, consisting of $0.2 million in cost of sales, $1.1 million in selling expenses, $0.4 million in research and development and $3.0 million in general and administrative expenses. After income taxes, the effect on non-GAAP adjusted net income is $3.3 million or $.03 per share.
(b) Non-recurring professional fees relating to the investigation of the Special Committee into stock option practices and the related restatement of financial statements, $2.4 million.
(c) Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold and a portion of the employee severance costs associated with our restructuring plan. The $41.5 million for the three months ended December 31, 2006 includes approximately $3.1 million for employee severance benefits associated with the restructuring program.
(d) Impairment charges on products sold predominantly in Spain.
(e) Tax effect for non-GAAP adjustments, including tax benefits from U.S. net operating losses not recognized for GAAP purposes.
(f) Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, stock compensation expense and results of discontinued businesses. Management does not consider the excluded items part of the day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items.
By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Table 2.1
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	December 31, 2005
		Non-GAAP
	GAAP	Adjustments		Adjusted
	(In thousands, except per share data)
Product sales	$206,074	$—		$206,074
Ribavirin royalties	26,152	—		26,152

Total revenues	232,226	—		232,226

Cost of goods sold	65,935	(64)	(a)	65,871
Selling expenses	58,925	(3,076)	(a)(b)	55,849
General and administrative expenses	30,645	(703)	(a)(b)	29,942
Research and development costs	31,679	(236)	(a)	31,443
Acquired in-process research and development	47,200	(47,200)	(c)	—
Restructuring charges	747	(747)	(d)	—
Amortization expense	21,871	(5,885)	(e)	15,986

	257,002	(57,911)		199,091

Income (loss) from operations	(24,776)	57,911		33,135

Interest expense, net	(6,663)	—		(6,663)
Other expense, net including translation and exchange	(729)	—		(729)

Income (loss) from continuing operations before provision for income taxes and minority interest	(32,168)	57,911		25,743

Provision for income taxes	12,811	(3,800)	(f)	9,011
Minority interest	(202)	—		(202)

Income (loss) from continuing operations	(44,777)	61,711		16,934

Income from discontinued operations, net	1	54	(g)	55

Net Income (loss)	$(44,776)	$61,765		$16,989

Basic earnings per common share
Income (loss) from continuing operations	$(0.48)			$0.18
Discontinued operations, net	—			—

Net income (loss)	$(0.48)			$0.18

Shares used in per share computation	92,701			92,701

Diluted earnings per common share
Income (loss) from continuing operations	$(0.48)			$0.18
Discontinued operations, net	—			—

Net income (loss)	$(0.48)			$0.18

Shares used in per share computation	92,701			95,338 (h)

(a) Consists of stock-based compensation expense totaling $0.9 million.
(b) European sales force reduction costs totaling $3.2 million.
(c) In-process research and development (IPR&D) charges related to the acquisition of Xcel Pharmaceuticals and Infergen.
(d) Related to net loss on sale of manufacturing sites.
(e) Impairment charges on product sold primarily in Germany, $5.1 million, UK $0.6 million and Brazil $0.2 million.
(f) The tax adjustment of $3.8 million includes tax benefits attributable to U.S. net operating losses (“NOL”) not recognized for GAAP purposes and $3.9 million related to the repatriation of foreign earnings related to the American Jobs Creation Act of 2004.
(g) Net gain on sale of Hungary discontinued operations.
(h) Shares used in adjusted diluted EPS include the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Table 3
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Twelve Months Ended
	December 31, 2006
		Non-GAAP
	GAAP	Adjustments		Adjusted
	(In thousands, except per share data)
Product sales	$825,996	$—		$825,996
Ribavirin royalties	81,242	—		81,242

Total revenues	907,238	—		907,238

Cost of goods sold	256,980	(1,255)	(a)	255,725
Selling expenses	264,834	(3,580)	(a)	261,254
General and administrative expenses	117,172	(16,079)	(a)(b)	101,093
Research and development costs	109,618	(2,504)	(a)	107,114
Gain on litigation settlement	(51,550)	51,550	(c)	—
Restructuring charges	138,181	(138,181)	(d)	—
Amortization expense	71,876	(1,075)	(e)	70,801

	907,111	(111,124)		795,987

Income from operations	127	111,124		111,251

Interest expense, net	(31,116)	—		(31,116)
Other income, net including translation and exchange	1,152	—		1,152

Income (loss) from continuing operations before provision for income taxes and minority interest	(29,837)	111,124		81,287

Provision for income taxes	34,219	(10,646)	(f)	23,573
Minority interest	3	—		3

Income (loss) from continuing operations	(64,059)	121,770		57,711

Income from discontinued operations, net	7,494	—		7,494

Net Income (loss)	$(56,565)	$121,770		$65,205

Basic earnings per common share
Income (loss) from continuing operations	$(0.69)			$0.62
Discontinued operations, net	0.08			0.08

Net income (loss)	$(0.61)			$0.70

Shares used in per share computation	93,251			93,251

Diluted earnings per common share
Income (loss) from continuing operations	$(0.69)			$0.61
Discontinued operations, net	0.08			0.08

Net income (loss)	$(0.61)			$0.69

Shares used in per share computation	93,251			95,114	(g)

(a) Stock based compensation expense totaling $21.0 million, consisting of $1.2 million in cost of sales, $3.6 million in selling expenses, $2.5 million in research and development and $13.7 million in general and administrative expenses. After income taxes, the effect on non-GAAP adjusted net income is $14.9 million or $.16 per share.
(b) Non-recurring professional fees relating to the investigation of the Special Committee into stock option practices and the related restatement of financial statements, $2.4 million.
(c) Gain of $51.6 million results from settlements of litigation with Milan Panic and the dispute with the Republic of Serbia.
(d) Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold, the write off of certain information system costs and a portion of the employee severance costs associated with our restructuring plan. The $138.2 million for the year ended December 31, 2006 includes approximately $17.0 million for employee severance benefits associated with the restructuring program.
(e) Impairment charges on products sold predominantly in Spain.
(f) Tax effect for non-GAAP adjustments, including tax benefits from U.S. net operating losses not recognized for GAAP purposes.
(g) Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Table 3.1
Valeant Pharmaceuticals International
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Twelve Months Ended
	December 31, 2005
		Non-GAAP
	GAAP	Adjustments		Adjusted
	(In thousands, except per share data)
Product sales	$732,240	$—		$732,240
Ribavirin royalties	91,646	—		91,646

Total revenues	823,886	—		823,886

Cost of goods sold	222,358	(252)	(a)	222,106
Selling expenses	232,316	(3,181)	(a)(b)	229,135
General and administrative expenses	108,252	(2,188)	(a)(b)	106,064
Research and development costs	114,100	(910)	(a)	113,190
Acquired in-process research and development	173,599	(173,599)	(c)	—
Restructuring charges	1,253	(1,253)	(d)	—
Amortization expense	68,832	(7,417)	(e)	61,415

	920,710	(188,800)		731,910

Income (loss) from operations	(96,824)	188,800		91,976

Interest expense, net	(27,157)	—		(27,157)
Other expense, net including translation and exchange	(6,358)	—		(6,358)

Income (loss) from continuing operations before provision for income taxes and minority interest	(130,339)	188,800		58,461

Provision for income taxes	55,151	(34,689)	(f)	20,462
Minority interest	287	—		287

Income (loss) from continuing operations	(185,777)	223,489		37,712

Loss from discontinued operations, net	(2,366)	(1,725)	(g)	(4,091)

Net Income (loss)	$(188,143)	$221,764		$33,621

Basic earnings per common share
Income (loss) from continuing operations	$(2.03)			$0.41
Discontinued operations, net	(0.02)			(0.04)

Net income (loss)	$(2.05)			$0.37

Shares used in per share computation	91,696			91,696

Diluted earnings per common share
Income (loss) from continuing operations	$(2.03)			$0.40
Discontinued operations, net	(0.02)			(0.05)

Net income (loss)	$(2.05)			$0.35

Shares used in per share computation	91,696			94,844 (h)

(a) Consists of stock-based compensation expense totaling $3.3 million.
(b) European sales force reduction costs totaling $3.2 million.
(c) In-process research and development charge related to the acquisition of Xcel Pharmaceuticals and Infergen.
(d) Related to net loss on sale of manufacturing sites.
(e) Impairment charges on products sold in Spain, Germany, UK, U.S. and Brazil.
(f) The IPR&D charge and the restructuring charge are not deductible for income tax purposes. The tax adjustment of $34.7 million includes $22.2 million relating to our estimate of expenses associated with various tax issues raised by the Internal Revenue Service and $15.7 million attributable to U.S. NOLs not recognized for GAAP purposes partially offset by the reversal of foreign tax valuation allowances.
(g) Net gain on sale of Hungary discontinued operations.
(h) Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Table 4
Valeant Pharmaceuticals International
GAAP reconciliation of basic and diluted earnings per share
For the Three and Twelve Months Ended December 31, 2006 and 2005

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(In thousands, except per share data)
Loss from continuing operations	$(22,141)	$(44,777)	$(64,059)	$(185,777)

Non-GAAP adjustments:
Acquired IPR&D	—	47,200	—	173,599
Sales force reduction costs	—	3,198	—	3,198
Stock-based compensation expense	4,684	881	21,036	3,333
Product impairment	392	5,885	1,075	7,417
Gain on litigation settlement	—	—	(51,550)	—
Professional fees related to Special Committee option investigation	2,382	—	2,382	—
Restructuring charges	41,494	747	138,181	1,253
Tax effect on the above charges and tax settlements	(771)	3,800	10,646	34,689

Adjusted income from continuing operations before the above charges	$26,040	$16,934	$57,711	$37,712

Adjusted basic EPS from continuing operations	$0.28	$0.18	$0.62	$0.41

Adjusted diluted EPS from continuing operations	$0.28	$0.18	$0.61	$0.40

Shares used in basic per share calculation	94,274	92,701	93,251	91,696

Shares used in diluted per share calculation	95,879	95,338	95,114	94,844

Reconciliation of consolidated operating income to non-GAAP adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
Consolidated operating income (loss) (GAAP)	$(4,745)	$(24,776)	—	$127	$(96,824)	—
Depreciation and amortization	22,714	29,030	-22%	93,421	97,351	-4%

EBITDA (non-GAAP) (a)	17,969	4,254	322%	93,548	527	—
Stock-based compensation expense (b)	4,684	881	432%	21,036	3,333	531%
Other Non-GAAP adjustments (b)	43,876	51,145	-14%	89,013	178,050	-50%

Adjusted EBITDA (non-GAAP) (a)	$66,529	$56,280	18%	$203,597	$181,910	12%

(a) We believe that EBITDA is a meaningful non-GAAP financial measure as an earnings-derived indicator of the cash flow generation ability of the company. We calculate EBITDA by adding depreciation and amortization back to consolidated operating income. Adjusted EBITDA excludes the additional costs set forth in note (b) below. Adjusted EBITDA, as defined and presented by us, may not be comparable to similar measures reported by other companies.
(b) See Tables 2 and 3 for explanation of non-GAAP adjustments.
See non-GAAP financial measure disclosure in Table 2.

Table 5
Valeant Pharmaceuticals International
Supplemental Sales Information
For the Three and Twelve Months Ended December 31, 2006 and 2005
(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
			Increase/			Increase/
	2006	2005	(Decrease)	2006	2005	(Decrease)
Neurology
Diastat AcuDial(P) (b)	$12,145	$10,638	14%	$50,678	$47,631	6%
Mestinon(P)	14,057	11,030	27%	47,649	43,530	9%
Cesamet(P)	5,153	3,117	65%	18,985	10,010	90%
Librax	3,909	8,367	(53%)	14,835	18,159	(18%)
Migranal(P) (b)	4,643	4,300	8%	11,592	12,948	(10%)
Dalmane/Dalmadorm(P)	3,417	3,716	(8%)	10,965	12,284	(11%)
Tasmar(P)	2,048	1,919	7%	6,534	5,829	12%
Melleril(P)	2,122	2,328	(9%)	6,463	3,084	110%
Zelapar (P)	157	—	—	3,981	—	—
Other Neurology	16,740	16,791	(0%)	63,051	57,433	10%

Dermatology
Efudix/Efudex(P)	32,295	14,307	126%	78,357	60,179	30%
Kinerase(P)	6,431	6,090	6%	28,937	22,267	30%
Oxsoralen-Ultra(P)	2,814	1,820	55%	10,528	9,364	12%
Dermatix(P)	2,782	2,478	12%	10,146	9,189	10%
Other Dermatology	11,548	10,688	8%	42,441	38,309	11%

Infectious Disease
Infergen(P) (a)	8,568	—	—	42,716	—	—
Virazole(P)	4,878	4,854	—	16,601	16,557	—
Other Infectious Disease	6,091	6,414	(5%)	20,160	21,464	(6%)

Other Therapeutic Classes
Bedoyecta(P)	13,396	12,115	11%	50,366	46,884	7%
Solcoseryl(P)	6,034	5,041	20%	18,916	18,983	—
Bisocard(P)	4,405	3,544	24%	15,927	12,847	24%
MVI (multi-vitamin infusion)(P)	4,071	2,349	73%	13,468	7,624	77%
Espaven(P)	3,610	3,877	(7%)	11,235	9,272	21%
Nyal(P)	1,526	1,716	(11%)	10,216	13,747	(26%)
Protamin(P)	1,664	1,422	17%	6,386	6,044	6%
Espacil(P)	1,474	1,979	(26%)	5,565	5,979	(7%)
Other Pharmaceutical Products	60,855	65,174	(7%)	209,298	222,623	(6%)

Total Product Sales	$236,833	$206,074	15%	$825,996	$732,240	13%

Total Promoted Product Sales(P)	$137,690	$98,640	40%	$476,211	$374,252	27%

(a) Infergen was acquired from InterMune on December 30, 2005.
(b) Diastat and Migranal were acquired with the Xcel transaction on March 1, 2005.
(P) Promoted products represent promoted products with estimated annualized sales greater than $5 million.

Table 6
Valeant Pharmaceuticals International
Consolidated Condensed Statement of Revenue and Operating Income — Regional
For the Three and Twelve Months Ended December 31, 2006 and 2005
(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
Revenues

North America	$87,725	$61,946	42%	$307,110	$232,342	32%
International	70,833	67,166	5%	241,024	219,690	10%
EMEA	78,275	76,962	2%	277,862	280,208	-1%

Total specialty pharmaceuticals	236,833	206,074	15%	825,996	732,240	13%

Ribavirin royalty revenues	20,548	26,152	-21%	81,242	91,646	-11%

Consolidated revenues	$257,381	$232,226	11%	$907,238	$823,886	10%

Cost of goods sold	$72,315	$65,935	10%	$256,980	$222,358	16%

Gross profit margin on pharmaceutical sales	69%	68%		69%	70%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2006	2005	% Change	2006	2005	% Change
Operating Income (Loss) (a)

North America	$32,777	$19,392	69%	$86,435	$69,285	25%
International	22,556	22,781	-1%	73,251	65,777	11%
EMEA	17,529	4,625	279%	44,797	36,074	24%

	72,862	46,798	56%	204,483	171,136	19%

Corporate expenses	$(20,386)	$(10,025)	103%	$(75,658)	$(54,619)	39%

Total specialty pharmaceuticals	52,476	36,773	43%	128,825	116,517	11%

Restructuring charges	(41,494)	(747)	—	(138,181)	(1,253)	—
Gain on litigation settlement	—	—		51,550	—
R&D	(15,727)	(13,602)	16%	(42,067)	(38,489)	9%
Acquired IPR&D	—	(47,200)	—	—	(173,599)	—

Total consolidated operating income (loss)	$(4,745)	$(24,776)		$127	$(96,824)

	Three Months Ended				Twelve Months Ended
	December 31, 2006%		December 31, 2005%		December 31, 2006%		December 31, 2005%
Gross Profit

North America	$67,549	77%	$49,561	80%	$244,712	80%	$186,561	80%
International	47,710	67%	46,320	69%	163,396	68%	152,567	69%
EMEA	49,259	63%	44,258	58%	160,908	58%	170,754	61%

Total specialty pharmaceuticals	$164,518	69%	$140,139	68%	$569,016	69%	$509,882	70%

(a) Includes $4.7 million and $21.0 million of stock-based compensation expense in the three and twelve months ended December 31, 2006, respectively, and $0.9 million and $3.3 million in the three and twelve months ended December 31, 2005, respectively.

Table 7
Valeant Pharmaceuticals International
Consolidated Balance Sheet and Other Data
(In thousands)

	December 31,	December 31,
	2006	2005
Balance Sheet Data

Cash and cash equivalents	$326,002	$224,856
Marketable securities	9,743	10,210

Total cash and marketable securities	$335,745	$235,066

Accounts receivable, net	$227,452	$187,987
Inventory, net	142,679	136,034
Long-term debt	778,196	788,439
Total equity	425,920	433,944

	Twelve Months Ended
	December 31,	December 31,
	2006	2005
Other Data

Cash flow provided by (used in) continuing operations

Operating activities	$127,100	$65,115
Investing activities	(35,275)	(223,887)
Financing activities	(5,871)	169,440
Effect of exchange rate changes on cash and cash equivalents	15,192	(8,402)

Net increase in cash and cash equivalents	101,146	2,266
Net increase (decrease) in marketable securities	(467)	(228,708)

Net increase (decrease) in cash and marketable securities	$100,679	$(226,442)

Table 8
Valeant Pharmaceuticals International
Supplemental Non-GAAP Information on Currency Effect
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Consolidated

Product sales	$236,833	$206,074	$825,996	$732,240
Currency effect	(5,483)		(7,047)
Product sales, excluding currency impact	$231,350		$818,949

Operating income (loss)	$(4,745)	$(24,776)	$127	$(96,824)
Currency effect	794		(417)
Operating income, excluding currency impact	$(3,951)		$(290)

Geographic Product Sales

North America pharmaceuticals	$87,725	$61,946	$307,110	$232,342
Currency effect	(337)		(2,478)
North America pharmaceuticals, excluding currency impact	$87,388		$304,632

International pharmaceuticals	$70,833	$67,166	$241,024	$219,690
Currency effect	328		28
International pharmaceuticals, excluding currency impact	$71,161		$241,052

EMEA pharmaceuticals	$78,275	$76,962	$277,862	$280,208
Currency effect	(5,474)		(4,597)
EMEA pharmaceuticals, excluding currency impact	$72,801		$273,265
Note: Currency effect is determined by comparing adjusted 2006 reported amounts, calculated using 2005 monthly average exchange rates, to the actual 2005 reported amounts. Constant currency sales is not a GAAP defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.